SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 06-30-2005
FILE NUMBER 811-1540
SERIES NO.: 21


74U.     1.   Number of shares outstanding
              Class A Shares               17,839
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares               11,063
              Class C Shares                4,822
              Clarr R Shares                1,211
              Institutional Class              59

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares              $ 12.72
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares              $ 12.31
              Class C Shares              $ 12.30
              Class R Shares              $ 12.63
              Institutional Class         $ 12.75